                                                                    Exhibit 3.20


                              ARTICLES OF MERGER
                        OF ELECTRONIC SIGN CORPORATION
                       INTO DISPLAYS ACQUISITIONS CORP.


  Pursuant to the provisions of Section 607.1105 of the Florida Business Corporation Act, these Articles of Merger provide as follows:


                                   ARTICLE I
                        Names and Surviving Corporation
                        -------------------------------

  The names and states of incorporation of the corporations which are parties to the merger are:

                     Name                    State of Incorporation
                     ----                    ----------------------


  Electronic Sign Corporation, d/b/a Ad Art          California

  Displays Acquisitions Corp.                        Florida

  La-Man Corporation                                 Nevada

  Displays Acquisitions Corp. shall be the surviving corporation (the "Surviving Corporation").

                                  ARTICLE II
                                Plan of Merger
                                --------------

  The Plan of Merger is attached hereto as Exhibit A.
                                           ---------

                                  ARTICLE III
                        Approval of the Plan of Merger
                        ------------------------------

  The Plan of Merger was adopted and approved, in accordance with California law, by Electronic Sign Corporation d/b/a Ad Art ("Ad Art") as of February 17, 1998, by unanimous written consent of all of the directors, pursuant to which the board of directors of Ad Art submitted it for vote by the shareholders with a recommendation that it be approved. On the same date, one hundred percent (100%) of all of the votes entitled to be cast of each class of shares entitled to vote, approved the Plan of Merger by written consent.

  The Plan of Merger was adopted by Displays Acquisitions Corp. on February 17, 1998, in accordance with Florida law, by written consent of all of the directors of Displays Acquisitions Corp., pursuant to which the board of directors of Displays Acquisitions Corp. submitted it to the sole shareholder for its approval. On the same date, the sole shareholder of Displays Acquisitions Corp. approved the Plan of Merger by written consent.
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  The Plan of Merger was adopted by La-Man Corporation on February 17, 1998, in accordance with Nevada law, by written consent of all of the directors of La-Man Corporation. Approval by the shareholders of La-Man Corporation is not required for this transaction.

                                  ARTICLE IV
                           Effective Date of Merger
                           ------------------------

  The merger shall be effective on the date of filing of these Articles of Merger by the Secretary of State of Florida.


                                   ARTICLE V
                             Amendment to Articles
                             ---------------------

  Simultaneously with filing of these Articles of Merger and without any further action by the Surviving Corporation, the name of the surviving corporation shall hereinafter be Ad Art Displays, Inc.


                                  ARTICLE VI
                             Filing in California
                             --------------------

  Pursuant to California law, a copy of these Articles of Merger certified by the Department of State of the State of Florida shall be filed with the Department of State of the State of California.

  Dated as of the 17th day of February, 1998.

                                    ELECTRONIC SIGN CORPORATION
                                    D/B/A AD ART


                                    By:   /s/ Terry J. Long
                                          ---------------------------------
                                          Terry J. Long, President

                                    DISPLAYS ACQUISITIONS CORP.

                                    By:   /s/ J. William Brandner
                                          ---------------------------------
                                          J. William Brandner, President

                                    LA-MAN CORPORATION

                                    By:   /s/ J. William Brandner
                                          ---------------------------------
                                          J. William Brandner,
                                          President/Chief Executive Officer

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